Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Monday, August 26, 2013

CONTACT:	Rob Swadosh / Patrick Malone
The Dilenschneider Group 212-922-0900

ISS AND GLASS LEWIS CHANGE RECOMMENDATIONS

TO INFUSYSTEM HOLDINGS, INC. STOCKHOLDERS:

•	ISS ADVISES VOTE “FOR” ALL DIRECTOR NOMINEES

•	BOTH FIRMS ADVISE VOTE “FOR” PROPOSAL TO INCREASE NUMBER OF SHARES AUTHORIZED

MADISON HEIGHTS, MICHIGAN, August 26, 2013 – InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, announced today that the two leading independent proxy voting advisory services, Institutional Shareholder Services (ISS) and Glass, Lewis & Co., have changed certain of their prior recommendations regarding proposals appearing in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders to be held on August 29, 2013.

•	ISS now recommends support of Proposal #1, advising that stockholders vote “FOR” all director nominees.

•

Both Firms now recommend support Proposal #3, advising that stockholders vote “FOR” increasing the number of shares authorized for issuance under the Company’s 2007 Stock Incentive Plan. A supplement to the Proxy Statement was filed on EDGAR (www.sec.gov) on August 21, 2013 and is also available on the Investors page of the Company’s website (www.infusystem.com).

Stockholders who have questions in connection with this or other proposals, or who need assistance in voting their shares, are asked to call the Company’s Proxy Solicitation firm:

Georgeson Inc.

1.800.891.3214 (Toll Free)

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain matters discussed in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, or otherwise predicted, by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time-to-time in the Company’s publicly filed documents and in news releases and other communications. The Company disclaims any intention or duty to update any forward-looking statements made in this release.

Additional information about InfuSystem Holdings, Inc., including materials relating to its 2013 Annual Meeting of Stockholders, is available at www.infusystem.com.